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Exhibit 10.22

SUBLEASE AGREEMENT

BETWEEN

ADOBE SYSTEMS INCORPORATED,

AS SUBLANDLORD

AND

CUTTER & BUCK, INC.

AS SUBTENANT

SUBLEASE

        THIS SUBLEASE ("Sublease") is entered into as of April    , 2002, by and between Adobe Systems Incorporated, as sublandlord ("Sublandlord"), and Cutter & Buck, Inc., a Washington corporation, as subtenant ("Subtenant"), with reference to the following facts:

        A. Pursuant to that certain Quadrant Lake Union Center Lease dated October 31, 1996, as the same has been amended by the First Amendment to Lease dated February 10, 1998, and the Partial Release of Rights (Option to Purchase Lake View Building) dated January    , 2001 (as amended, the "Master Lease"), The Quadrant Corporation, a Washington corporation ("Landlord"), as Landlord, leased to Sublandlord, as tenant, certain space (the "Master Lease Premises") consisting of 254,328 rentable square feet located in Buildings 1 and 2 of the Quadrant Lake Union Center ("Project") in Seattle, Washington, as more particularly described in the Master Lease.

        B. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, a portion of the Master Lease Premises containing approximately 44,670 rentable square feet consisting of the entire fourth (4th) floor and a portion of the second (2nd) floor of the Plaza Building (i.e. Building Number 2) (the "Building"), said space being more particularly identified and described on the floor plan attached hereto as Exhibit A and incorporated herein by reference (the "Original Subleased Premises"). The Building contains approximately 136,111 rentable square feet.

        C. In addition, commencing as of January 1, 2007, Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, approximately 4,697 rentable square feet on the second (2nd) floor of the Building, said space being more particularly identified and described on the floor plan attached hereto as Exhibit B and incorporated herein by reference (the "Additional Premises"). The Original Subleased Premises and the Additional Premises are referred to herein collectively as the "Subleased Premises."

        D. Subtenant also wishes to obtain an option to sublease a portion of the Master Lease Premises containing approximately 6,452 rentable square feet located on the second (2nd) floor of the Building, as shown on Exhibit C attached hereto (the "Expansion Space"), and Sublandlord has agreed to grant Subtenant such an option, pursuant to the terms of this Sublease.

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

        1.    Sublease.    Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Subleased Premises, commencing on and for the term provided in Section 2 of this Sublease, and at the rental, and upon all of the conditions set forth herein.

        2.    Term.

          2.1    Term.    Subject to Section 2.2 of this Sublease, the term of this Sublease ("Term") with respect to the Original Subleased Premises shall commence on September 1, 2002 (the "Commencement Date") and end on July 15, 2010 (the "Expiration Date"). Subject to Section 2.2 of this Sublease, the Term with respect to the Additional Premises shall commence on January 1, 2007 (the "Additional Premises Commencement Date") and end on the Expiration Date. If Sublandlord is unable to deliver the Additional Premises as of the date provided above, Sublandlord shall have no liability therefor, except that Subtenant shall have no liability to pay any rent on the Additional Premises until it is delivered to Subtenant. Sublandlord agrees to use commercially reasonable efforts to deliver the Additional Premises to Subtenant on January 1, 2007.

          2.2    Consent.    Under the Master Lease, Sublandlord must obtain the consent of Landlord to any subletting. This Sublease shall be in full force and effect upon execution of this Sublease by Sublandlord and Subtenant; provided that the Commencement Date and Additional Premises Commencement Date shall not occur unless and until Landlord executes a written consent to this Sublease substantially in the form of Exhibit D attached hereto (the "Consent"). In the event that the Consent executed by Landlord is not delivered to Subtenant within thirty (30) days after the date of this Sublease (which date, at Sublandlord's option, shall be extended if Subtenant delays in providing any reasonable information that is required by Landlord in connection with providing its consent), Subtenant and Sublandlord shall each have the right to cancel this Sublease by giving written notice of such cancellation (the "Cancellation Notice") to the other party at any time after such thirty day period; provided that if Subtenant gives Sublandlord a Cancellation Notice, this Sublease shall not be cancelled and shall remain in full force and effect if Sublandlord obtains the Consent within two (2) days after Sublandlord receives Subtenant's Cancellation Notice.

          2.3    Early Occupancy.    From and after the date that Landlord executes the Consent and until the Commencement Date (the "Early Occupancy Period"), Subtenant shall be entitled to occupy the Subleased Premises for the sole purpose of preparing the Subleased Premises for occupancy, including the installation of cable, fixtures and alterations (subject to the terms of this Sublease), and the moving in of furniture and equipment. During the Early Occupancy Period, all of the terms and conditions of this Sublease shall apply to Subtenant, except that Subtenant shall not be liable for Base Rent or Additional Rent until the Commencement Date.

        3.    Rent.

          3.1    Rent Payments.    From and after the Commencement Date, Subtenant shall pay to Sublandlord as Base Rent for the Subleased Premises during the Term the following:

Months	Rent per Square Foot per Year	Monthly Installment
September 1, 2002 - December 31, 2002	Free rent	0
January 1, 2003 - December 31, 2003	$23.50	$87,478.75
January 1, 2004 - December 31, 2004	$24.00	$89,340.00
January 1, 2005 - December 31, 2005	$24.50	$91,201.25
January 1, 2006 - December 31, 2006	$25.00	$93,062.50
January 1, 2007 - December 31, 2007	$25.50	$104,904.88
January 1, 2008 - December 31, 2008	$26.00	$106,961.83
January 1, 2009 - December 31, 2009	$26.50	$109,018.79
January 1, 2010 - July 15, 2010	$27.00	$111,075.75

  Base Rent shall be due on the first day of each month of the Term, provided that Subtenant shall pay to Sublandlord the Base Rent due for the month of January 2003 upon execution of this Sublease by Subtenant. If the Term does not begin on the first day of the month or end on the last day of a month, the Base Rent and Additional Rent (hereinafter defined) for that partial month shall be prorated by multiplying the monthly Base Rent and Additional Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent (hereinafter defined) shall be payable in lawful money of the United States, by regular bank check of Subtenant, to Sublandlord at the address stated herein or to such other persons or at such other places as Sublandlord may designate in writing.

          3.2    Property Taxes and Operating Expenses.

          (a)  In addition to the Base Rent payable pursuant to Section 3.1 above, from and after the Base Year, for each calendar year of the Term, Subtenant, as Additional Rent, shall pay to Sublandlord, Subtenant's Percentage Share (as defined below) of (1) the amount by which Property Taxes (as defined in Section 3 of the Master Lease) payable by Sublandlord for the Master Lease Premises for the then current calendar year exceeds Base Property Taxes (as defined below), and (2) the amount by which Operating Expenses (as defined in Section 3 of the Master Lease) payable by Sublandlord for the Master Lease Premises for the then current calendar year exceeds Base Operating Expenses (as defined below). Operating Expenses shall not include any Ground

  Rent payable under the Master Lease, and Subtenant shall not be responsible for payment of any share of Ground Rent.

          (b)  Sublandlord shall give Subtenant written notice of Sublandlord's estimate of the amount of Additional Rent per month payable pursuant to this Subsection for each calendar year of the Term following the Base Year, promptly following the Sublandlord's receipt of Landlord's estimate of the Property Taxes and Operating Expenses payable under the Master Lease for the applicable calendar year. Such estimate may be adjusted by Sublandlord from time to time during the calendar year, by written notice to Subtenant. On or before the first day of each month during each calendar year, Subtenant shall pay to Sublandlord as Additional Rent one-twelfth (1/12th) of such estimated amount together with the Base Rent.

          (c)  Sublandlord shall also give Subtenant written notice of the actual amount of Property Taxes and Operating Expenses payable for each calendar year, promptly following Sublandlord's receipt of the annual statement of such amounts from Landlord, which notice shall include a copy of Landlord's annual statement. If on the basis of such statement Subtenant owes an amount that is less than the estimated payments for the calendar year just ended, previously paid by Subtenant, Sublandlord shall credit such excess to the next payments of Rent coming due or, if the term of this Sublease is about to expire, refund such excess to Subtenant within thirty (30) days after such expiration. If on the basis of such statement Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the statement from Sublandlord to Subtenant.

          (d)  For partial calendar years during the term of this Sublease, the amount of Additional Rent payable pursuant to Subsection 3.2(a) that is applicable to that partial calendar year shall be prorated based on the ratio of the number of days of such partial calendar year falling during the term of this Sublease to 365. The obligations of Sublandlord and Subtenant pursuant to this Subsection 3.2 which arise during the term of this Sublease shall survive the expiration or earlier termination of this Sublease.

          (e)  Definitions.    For purposes of this Sublease and in addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:

            (1)  "Additional Rent"    shall mean the sums payable pursuant to subparagraph 3.2(a) of this Sublease.

            (2)  "Base Operating Expenses"    shall mean Operating Expenses payable under the Master Lease during the Base Year.

            (3)  "Base Property Taxes"    shall mean Property Taxes payable under the Master Lease during the Base Year.

            (4)  "Base Year"    shall mean the calendar year 2003.

            (5)  "Rent"    shall mean, collectively, Base Rent, Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as "rent," all of which are deemed and designated as rent pursuant to the terms of this Sublease.

            (6)  "Subtenant's Percentage Share"    shall mean 17.56% prior to the Additional Premises Commencement Date, and 19.41% from and after the Additional Premises Commencement Date; provided that Sublandlord and Subtenant acknowledge that Subtenant's Percentage Share has been obtained by dividing the rentable square footage of the Subleased Premises by the total rentable square footage of the Master Lease Premises and multiplying such quotient by 100. In the event Subtenant's Percentage Share is changed during a calendar year by reason of a change in the rentable square footage of the Subleased Premises or the Master Lease Premises, Subtenant's Percentage Share shall thereupon be adjusted to equal the result obtained by dividing the rentable square footage of the Subleased Premises by the rentable square footage of the Master Lease Premises and multiplying such quotient by 100, and Subtenant's Percentage Share shall be determined on the basis of the number of days during such calendar year at each such percentage share.

        4.    Security Deposit.

          4.1  Concurrently with Subtenant's execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Two Hundred Twenty-One Thousand One Hundred Fifty and 00/100 Dollars ($221,150) (the "Deposit"). The Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the provisions of this Sublease to be performed or observed by Subtenant. If Subtenant fails to pay rent or other sums due hereunder, or otherwise defaults with respect to any provisions of this Sublease, Sublandlord may use, apply or retain all or any portion of the Deposit for the payment of any rent or other sum in default or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of the Deposit, Subtenant shall within ten (10) days after demand therefor deposit cash with Sublandlord in an amount sufficient to restore the Deposit to the full amount thereof and Subtenant's failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep the Deposit separate from its general accounts. If Subtenant performs all of Subtenant's obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without interest, to Subtenant (or, at Sublandlord's option, to the last assignee, if any, of Subtenant's interest hereunder) promptly following the expiration of the Term, and after Subtenant has vacated the Subleased Premises. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Deposit.

          4.2  In the event that Subtenant exercises any right or option set forth in Sections 15 or 16 of this Sublease, or subleases any additional space from Sublandlord, the Deposit shall be increased by Subtenant prior to the effective date of the sublease of the additional space by an amount equal to two month's rent for the additional space, computed using the annual base rent of $27 per square foot.

          4.3  In the event that, as of December 31, 2004, (a) Subtenant is not in default hereunder, and no event exists which, with the giving of notice or the passage of time or both, would constitute a default, and (b) Sublandlord is holding the full amount of the Deposit, then a portion of the Deposit equal to $91,201.25 shall be credited against Base Rent due for the month of January 2005, and the remaining balance of the Deposit shall be held as a security deposit by Sublandlord.

        5.    Use and Occupancy.

          5.1    Use.    The Subleased Premises shall be used and occupied only for general office use and ancillary uses by Subtenant and for no other use or purpose. Subtenant shall have access to the Subleased Premises and the parking area described in Section 14 of this Sublease 24 hours per day, seven days per week, 52 weeks per year.

          5.2    Shuttle.    Subtenant shall have the non-exclusive right to use the shuttle service at the Project. The cost of the shuttle service is included in Operating Expenses. Sublandlord reserves the right to revise the shuttle service.

          5.3    Meeting Rooms, Locker Rooms and Deck.    Subtenant shall be permitted to use the meeting rooms in the first floor of the Building fifteen (15) events per year, free of charge, to the extent available, and subject to the terms of this Sublease. Subtenant shall give Sublandlord two (2) weeks prior written notice of Subtenant's desire to use such rooms, and the use shall be subject to the Master Lease and this Sublease. Subtenant's use of the meeting rooms shall be subject to Sublandlord's right to use such rooms, and Subtenant acknowledges it can use the rooms on any particular date only to the extent that they are available; provided that, once the rooms are reserved by Subtenant for a particular date, Sublandlord shall not have the right to use such rooms. Subtenant's employees shall also be permitted to use the showers and locker room facilities on the first floor of the Building, free of charge, at such times that those facilities are available to others; provided that Sublandlord reserves the right to relocate the showers and locker rooms that are available to Subtenant; and further provided that the lockers shall be used for day use only. Subtenant shall have the exclusive use of the deck on the fourth floor of the Building, free of charge, but subject to Sublandlord's and Landlord's right to enter such space for the same reasons that Sublandlord or Landlord may enter the Subleased Premises.

          5.4    Compliance with Master Lease.

            (a)  Subtenant agrees that it will use and occupy the Subleased Premises for general office use and ancillary uses only, and in accordance with the terms of the Master Lease, and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including attorneys fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Subtenant's failure to perform or observe any of the applicable terms and conditions of the Master Lease or this Sublease. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay the Landlord arising out of a request by Subtenant for additional Building services from Landlord (e.g. charges associated with after-hour HVAC usage and overstandard electrical charges).

            (b)  Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. Sublandlord agrees to use commercially reasonable efforts to cause Landlord to perform its obligations under the Master Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant's obligations under this Sublease, or (ii) liability on the part of Sublandlord, except that, to the extent Sublandlord is entitled to any abatement, diminution or reduction of Sublandlord's obligation to pay rent under the Master Lease, Subtenant's rent under this Sublease shall be proportionately abated, diminished or reduced, to the extent applicable to the Subleased Premises.

          5.5    Signage.    Sublandlord shall reasonably cooperate with Subtenant and use commercially reasonable efforts (at no cost to Sublandlord) to obtain signage rights for Subtenant and a listing for Subtenant in the Building's directory, provided that (a) such rights shall be subject to Landlord's consent, (b) the location, style, color and size of such signage shall be subject to the approval of Landlord and Sublandlord, and Sublandlord agrees that its approval shall not be unreasonably withheld, (c) the signage shall comply with all applicable laws, regulations, and covenants, conditions and restrictions affecting the Project, and (d) notwithstanding any of the foregoing, in no event shall any signage rights of Subtenant reduce, diminish, terminate or modify Sublandlord's signage rights with respect to any Building, the Master Lease Premises or otherwise, and Subtenant expressly acknowledges that any rights conferred upon it to install signage shall be in addition to, and not in lieu of, Sublandlord's rights under the Master Lease.

          5.6    Card Key System.    Sublandlord will supply Subtenant with the software to operate the existing card key system in the Building, and with fifty (50) access cards. Subtenant shall be responsible for operating and maintaining the system throughout the Term of the Sublease, at Subtenant's cost.

        6.    Master Lease and Sublease Terms.

          6.1  Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease.

          6.2  This Sublease is and shall be at all times subject and subordinate to the Master Lease. Additionally, Subtenant's rights under this Sublease shall be subject to the terms of the Consent.

          6.3  The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of the Sublease document shall control over the Master Lease, provided, however, that notwithstanding anything to the contrary contained in this Sublease, the following provisions of the Master Lease shall not be deemed to be incorporated herein: Sections 1, 2, 4, 5, 6, 7, 10.1, 10.2, 10.4, 10.7 (except that the statement that Landlord's costs of pursuing a reduction in Property Taxes are to be included in the definition of Property Taxes shall be incorporated herein), 10.8, 11.2 (except to the extent provided below), 11.3, 12, 13, 16, 17, 21, 27 (except that the statement that Landlord's costs with respect to any Transportation Management Plan are to be included in the definition of Operating Expenses shall be incorporated herein), 28, 30, 34, 36, 37, 38.11, 38.19, 38.22, 40, 41, 42, Exhibit B, Exhibit G and Exhibit I. Therefore, for the purposes of this Sublease, wherever in the incorporated provisions of the Master Lease the word "Landlord" is used it shall be deemed to mean the Sublandlord herein and wherever in the incorporated provisions of the Master Lease the word "Tenant" is used it shall be deemed to mean the Subtenant herein. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by three days, so that in each instance Subtenant shall have three days less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease; provided that if any time limit in the Master Lease is three business days or fewer, then such time limit shall not be changed for purposes of incorporation herein. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease of access or inspection and any right of Landlord under the Master Lease to do work in the Master Lease premises or in the Building and any right of Landlord under the Master Lease in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

          6.4  For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

            (a)  In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

            (b)  In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory, in Sublandlord's reasonable discretion.

            (c)  Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any destruction or taking by eminent domain. Sublandlord agrees to use commercially reasonable efforts to cause Landlord to comply with the terms of the Master Lease.

            (d)  In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall also be required to so designate Landlord and Sublandlord as additional insureds on its insurance policy. The minimum liability limits of Subtenant's comprehensive public liability and property damage insurance (i.e. commercial general liability insurance) shall be $5,000,000 per occurrence, or $5,000,000 combined single limit.

          6.5  Notwithstanding the terms of Section 6.3 above, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease: any rights to purchase the Master Lease Premises or the Subleased Premises, any rights or options to expand, extend, renew or terminate the Master Lease or this Sublease, rights of first offer, rights of first negotiation, rights to any tenant improvement allowance, obligations of the Landlord to install any tenant improvements, and rights to use the roof or install antennae or satellite dishes. Subtenant shall have all other rights and obligations of Sublandlord as tenant under the Master Lease, but only to the extent that a subtenant is permitted to obtain the benefit of such rights under the terms of the Master Lease, and to the extent they apply to the Subleased Premises. It is expressly acknowledged and agreed that Subtenant's obligations to pay its share of operating expenses shall be as provided in Section 3.2 of this Sublease rather than as provided in the Master Lease (except to the extent Section 3.2 incorporates the terms of the Master Lease).

          6.6  During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertains to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease.

          6.7  Sublandlord agrees to maintain the Master Lease in full force and effect, as it pertains to the Subleased Premises, during the entire term of this Sublease, and to use its reasonable efforts to cause Landlord to comply with or perform the obligations of Sublandlord under the Master Lease. Sublandlord agrees not to permit or take any action or inaction that would result in any modification of the Master Lease or any partial or total termination of the Master Lease (except in connection with a casualty or condemnation) that would materially adversely affect this Sublease or any rights of Subtenant therein, without the prior consent of Subtenant, which shall not be unreasonably withheld or delayed. Sublandlord agrees to provide Subtenant with a copy of any default notices from Landlord.

          6.8    Notwithstanding the provisions of this Sublease, any obligation of Sublandlord to provide services or utilities to the Subleased Premises or to Subtenant or to perform maintenance or repair obligations with respect to the Building or the Subleased Premises which is contained in this Sublease by the incorporation by reference of the provisions of the Master Lease, shall be observed or performed by Sublandlord diligently using reasonable efforts to cause Landlord to observe and/or perform the same. If Sublandlord receives an abatement of rent due to an event which is described in Section 11.2 of the Master Lease which occurs with respect to the Subleased Premises, Sublandlord shall abate the Base Rent payable under the Subleased Premises to the extent the Affected Area covered all or a portion of the Subleased Premises. Subtenant shall have no right to abatement of rent to the extent Sublandlord receives such abatement for a portion of the Master Lease Premises other than the Subleased Premises.

        7.    Sub-Sublease or Assignment.    Subtenant's right to sub-sublease the Subleased Premises or any portion thereof, or assign this Sublease, shall be subject to the consent of Sublandlord, which consent shall not be unreasonably withheld, and to the consent of Landlord, and shall be subject to the terms of the Master Lease. In the event of a sub-sublease or assignment of this Sublease, Subtenant shall not be released and shall remain fully and primarily liable under this Sublease. Any and all profits for such sub-subleasing or assignment, including rent paid in excess of the rent payable under this Sublease, shall be shared equally by Sublandlord and Subtenant, but only after paying any amounts due Landlord in connection with its consent. In the event that Subtenant requests Sublandlord's consent to a sub-sublease or assignment of this Sublease, Sublandlord shall have the right to terminate this Sublease by delivering written notice to Subtenant within thirty days after Sublandlord receives such request and all information reasonably requested by Sublandlord, including without limitation, the name of the proposed sub-subtenant or assignee, and its business and financial condition, unless Subtenant delivers written notice to Sublandlord revoking the request for consent within five (5) days after Subtenant receives Sublandlord's notice. Such termination shall be effective as of the proposed commencement date of such sub-sublease or assignment.

        8.    Termination of Master Lease.    If for any reason the term of the Master Lease shall terminate prior to the scheduled Expiration Date, this Sublease shall thereupon be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless (i) Subtenant shall not then be in default hereunder beyond any applicable notice and cure period and (ii) such termination shall have been effected because of the breach or default of Sublandlord under the Master Lease or by reason of the voluntary termination or surrender of the Master Lease by Sublandlord (except in the event of a casualty or condemnation).

        9.    Indemnity.    Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, which Sublandlord may incur or pay out (including, without limitation, to the Landlord) by reason of (i) the use or occupancy of the Subleased Premises, or any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises (except to the extent caused by Sublandlord's negligence or wrongful act or the negligence or wrongful act of Landlord, or their respective employees, agents or contractors), (ii) any breach or default hereunder on Subtenant's part, (iii) any work done after the date hereof in or to the Subleased Premises except if done by Sublandlord or Landlord, (iv) the use, handling, storage or disposal of toxic or hazardous materials or waste by Subtenant or its officers, partners, employees, agents, contractors, customers and/or invitees, or anyone else under Subtenant's control, (v) the installation, operation, maintenance, use or removal of the Equipment, as defined in Section 17 hereof, or (vi) any negligent act or omission of Subtenant and/or its officers, partners, employees, agents, contractors, customers and/or invitees, or any person claiming through or under Subtenant, occurring on or about the Subleased Premises, Master Lease Premises or the Quadrant Lake Union Center.

        10.    Limitation on Liability.    Sublandlord shall not be liable for personal injury or property damage to Subtenant, its officers, agents, employees, invitees, guests, licensees or any other person in the Subleased Premises, regardless of how such injury or damage may be caused. Any property of Subtenant kept or stored in the Subleased Premises shall be kept or stored at the sole risk of Subtenant. Subtenant shall hold Sublandlord harmless from any claims arising out of any personal injury or property damage occurring in the Subleased Premises, including subrogation claims by Subtenant's insurance carrier(s), except to the extent caused by the negligence or willful misconduct of Sublandlord or its officers, employees, agents or contractors.

        11.    Consents.    In any instance when Sublandlord's consent or approval is required under this Sublease, Sublandlord's refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord.

        12.    Attorney's Fees.    If Sublandlord, Subtenant or Landlord brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

        13.    Condition of Sublease Premises.

          13.1 Except as provided in Sections 13.2 and 13.3 below, Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises in their "AS IS" condition as the Subleased Premises exists on the date hereof. Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture, fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant's occupancy, except as expressly provided herein. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in the condition required by the terms of the Master Lease and this Sublease.

          13.2 Sublandlord is in the process of separately demising the Subleased Premises, and Sublandlord agrees to finish installing the demising walls prior to the Commencement Date, at Sublandlord's cost. Subtenant shall be solely responsible for the interior finishes of the walls, at Subtenant's cost.

          13.3 Sublandlord shall provide to Subtenant an allowance equal to Two Hundred Forty-Six Thousand Eight Hundred Thirty-Five and no/100 Dollars ($246,835) (i.e. five dollars ($5.00) per rentable square foot of the Subleased Premises) (the "Allowance") to cover moving costs and the cost of additional improvements, provided that the installation of any improvements to the Subleased Premises shall be subject to the terms of this Sublease. The Allowance shall be paid (A) to the extent it is used as reimbursement for moving expenses in connection with Subtenant's move to the Subleased Premises, within thirty (30) days after Sublandlord receives copies of invoices or receipts for such moving expenses, and/or (B) to the extent it is used as reimbursement or payment for tenant improvement costs in the Subleased Premises, within thirty (30) days after Sublandlord receives invoices and conditional lien releases for the tenant improvement work to the Subleased Premises (and final lien releases for any work that was paid with a previous advance), and any other item reasonably requested by Sublandlord to ensure that the work complies with this

  Sublease. If Subtenant has not used the entire Allowance within twelve (12) months after the Commencement Date, provided that Subtenant is not in default and no condition exists, which with the giving of notice or the passage of time or both, would constitute a default, the remaining balance of the Allowance shall be credited against the next installment or installments of Base Rent due under this Sublease. Subtenant shall keep the Subleased Premises free from any liens arising out of any work performed, materials furnished or obligation incurred by Subtenant.

          13.4 Notwithstanding anything to the contrary in this Sublease, Subtenant shall have no right to construct or install any alterations in or to the Subleased Premises ("Alterations") without the prior written consent of Sublandlord, which shall not be unreasonably withheld or delayed, and the consent of Landlord (if required under the Master Lease). Subtenant shall notify Sublandlord and Landlord not less than five (5) business days in advance of commencing construction of any Alterations so that Sublandlord and Landlord may post appropriate notices of non-responsibility. The term "Alterations" includes any alterations, additions or improvements made by Subtenant to comply with any federal, state or local laws or regulations, including the Americans With Disabilities Act. All Alterations will be made at Subtenant's sole cost (except as expressly provided herein) and diligently prosecuted to completion. Any contractor or other person making any Alterations must first be approved in writing by Sublandlord and Landlord, and Sublandlord may require that all work be performed under Sublandlord's supervision. All Alterations must be constructed (a) in a good and workman-like manner using materials of a quality comparable to those on the Subleased Premises, (b) in conformance with all relevant federal, state and local codes, regulations and ordinances, (c) only after necessary permits, licenses and approvals have been obtained by Subtenant from appropriate governmental agencies, and (d) in accordance with plans and specifications approved by Sublandlord and Landlord (if required by the Master Lease). Sublandlord shall have ten (10) business days to review and either approve or disapprove plans and specifications submitted to Sublandlord by Subtenant. If, at any time prior to the Commencement Date, Sublandlord fails to respond to Subtenant within such ten business day period, Subtenant shall have the right to send Sublandlord a second notice requesting Sublandlord to review and either approve or disapprove plans and specifications submitted to Sublandlord by Subtenant (the "Second Notice"). The Second Notice shall include all of the documents, plans, specifications and information that was included in the first notice, shall be sent as provided in Section 18 below, with an additional copy to Shartsis, Friese & Ginsburg LLP, One Maritime Plaza, 18th Floor, San Francisco, CA 94111, Attention: Mary Kay Kennedy, by overnight delivery using a nationally recognized carrier, and shall contain the following statement in full capital letters: "THIS IS THE SECOND NOTICE UNDER SECTION 13.4 OF THE SUBLEASE BETWEEN ADOBE SYSTEMS INCORPORATED AND CUTTER & BUCK, INC. YOUR FAILURE TO RESPOND TO THIS NOTICE WITHIN TEN (10) BUSINESS DAYS SHALL RESULT IN THE TENANT IMPROVEMENTS DESCRIBED HEREIN BEING DEEMED APPROVED BY ADOBE UNDER THE SUBLEASE." Provided that the first notice was sent in accordance with the terms of Section 18 hereof, and the Second Notice complies with the terms of this paragraph, Sublandlord shall have ten (10) business days to respond to the Second Notice, and if Sublandlord fails to respond within such ten business day period, the tenant improvement work described in the Second Notice shall be deemed approved by Sublandlord, subject to the following: (1) any proposed work to the structure of the Building or to the Building systems shall not be deemed approved by Sublandlord, (2) to the extent required by the Master Lease, Landlord's approval shall be required, and (3) failure to respond to the Second Notice shall not be deemed to be a decision by Sublandlord regarding whether or not the proposed improvements are to be removed by Subtenant at the end of the Term, and notwithstanding the other terms of this Sublease, Sublandlord reserves the right to require their removal. The provisions of this paragraph concerning the Second Notice and the consequences of the failure of Sublandlord to respond to such notice are meant to apply to the initial tenant improvements and shall not apply to any request for approval of improvements after the Commencement Date.

          13.5 Except where precluded by terms of the Master Lease and Landlord's rights in and to any Alterations to any of the Subleased Premises, upon the expiration or sooner termination of this Sublease, Subtenant shall, upon demand by either Sublandlord or Landlord (in accordance with its rights under the Master Lease), at Subtenant's sole cost and expense, forthwith and with all due diligence, remove any Alterations installed by or on behalf of Subtenant (including the initial Alterations) and Subtenant shall forthwith and with all due diligence, at Subtenant's sole cost and expense, repair and restore the Subleased Premises to their original condition, ordinary wear and tear excepted, and subject to the casualty and condemnation provisions in the Master Lease. At Sublandlord's and/or Landlord's option, all work shall become the property of Sublandlord or Landlord. Notwithstanding the foregoing, at the written request of Subtenant, Sublandlord shall notify Subtenant at the time of granting its consent to any Alteration whether or not Sublandlord will require removal of such Alteration at the end of the Term, but Subtenant's obligation to remove such Alteration shall also be subject to the rights of Landlord (if any) under the Master Lease.

          13.6 Subtenant shall have the exclusive use of the voice/data wiring infrastructure currently in place on the fourth (4th) floor, on an as-is basis. Subtenant shall be responsible for any required modifications to wiring in the Subleased Premises, which modifications shall be subject to the approval of Sublandlord and Landlord.

        14.    Parking.    During the Term hereof, Subtenant and its employees shall be permitted to use all of the on-site parking spaces in Level A of the Building parking garage, at no cost to Subtenant, but subject to the terms of the Master Lease. Sublandlord and its employees shall have no right to park in Level A, and Sublandlord shall not grant to any third party a right to park there. Subject to Landlord's approval and any requirements of the City of Seattle, Subtenant shall have the right to double park the stalls or engage a valet to maximize the use of Level A for parking. In the event that Subtenant needs additional parking spaces during the Term, up to fifty (50) additional parking spaces (to the extent Sublandlord determines they are available and not being used by Sublandlord) will be made available to Subtenant on a month-to-month basis, at the fair market rate, in a garage at the Project. Subtenant acknowledges that the additional spaces are on a month-to-month basis and may be cancelled by either party upon thirty (30) days prior notice. The use of the parking spaces by Subtenant and its employees and invitees shall be subject to the rules and regulations of the Building, any covenants, conditions and restrictions recorded against the Building, and all laws and regulations.

        15.    Option to Expand.

          15.1 Sublandlord hereby grants to Subtenant one option (the "Option to Expand") to expand the Subleased Premises to include the Expansion Space, but only in strict accordance with the terms and conditions of this Section 15. The Option to Expand must be exercised by written notice to Sublandlord no later than July 1, 2004, and if not exercised as of July 1, 2004, shall expire and terminate.

          15.2 If Subtenant timely exercises the Option to Expand, Subtenant shall sublease from Sublandlord, and Sublandlord shall sublease to Subtenant, commencing as of January 1, 2005, the Expansion Space, and from and after January 1, 2005, any references in this Sublease to the Subleased Premises shall include the Expansion Space. Subtenant's subleasing of the Expansion Space shall be on the same terms and conditions as set forth in this Sublease, except that (a) the Base Rent shall be increased to take into account the additional rentable square feet in the Expansion Space, at the same rental rate per square foot which applies to the original Subleased Premises as set forth in Section 3.1 below, (b) the Subtenant's Percentage Share shall for the Expansion Space shall be 2.55% in accordance with Section 3.2(e)(6) hereof, and (c) the Deposit shall be increased as provided in Section 4.2. Notwithstanding any other provision of this Sublease or the Master Lease, Sublandlord shall deliver, and Subtenant shall accept, the Expansion Space as-is, as of the date that Sublandlord delivers the Expansion Space to Subtenant, and Sublandlord shall have no obligation to make any improvements to the Expansion Space. If Sublandlord is unable to deliver the Expansion Space as of the date provided above, Sublandlord shall have no liability therefor, except that Subtenant shall have no liability to pay any rent on the Expansion Space until it is delivered to Subtenant. Sublandlord agrees to use commercially reasonable efforts to deliver the Expansion Space to Subtenant on January 1, 2005.

          15.3 If Subtenant exercises the Option to Expand, Sublandlord shall prepare an amendment to this Sublease to reflect the addition of the Expansion Space, the increased in Subtenant's Percentage Share, the increased rent, the increased Security Deposit, and any other matter reasonably required by the terms of this Sublease.

          15.4 In the event that Subtenant defaults hereunder (after the applicable notice and cure period), or if Subtenant fails to pay Base Rent or Additional Rent when due under this Sublease more than twice during any calendar year of the Term (even if Subtenant timely cures such default), then the Option to Expand shall automatically terminate, whereupon no exercise of the Option to Expand shall be of any force or effect, unless such termination is waived in writing by Sublandlord.

        16.    Right to Sublease Additional Space.    In the event that (A) Sublandlord leases additional space under the Master Lease pursuant to Spec Space Option No. 3 or Spec Space Option No. 4, as such terms are defined in the Master Lease, and Sublandlord elects to sublease all or any portion of such space, and/or (B) in the event that Sublandlord elects to sublease any available space on the second floor of the Building (collectively, "New Sublease Space"), which election to lease and/or sublease shall be at Sublandlord's sole discretion, then Sublandlord shall notify Subtenant, and Subtenant shall have seven (7) business days to notify Sublandlord that Subtenant is interested in subleasing such space. If Subtenant so notifies Sublandlord, the parties shall have ten (10) business days to negotiate the business terms of subleasing such space. If the parties are able to successfully negotiate such terms, the space shall be added to the Subleased Premises pursuant to an amendment to this Sublease; provided that the space shall be delivered as-is, the sublease shall be subject to Landlord's consent, and the Deposit, Base Rent and Subtenant's Percentage Share shall all be increased to reflect the negotiated terms and additional square footage. If Subtenant and Sublandlord are unable to agree upon such terms within such ten business day period, or if they fail to execute an amendment to this Sublease adding such space within ten (10) business days thereafter, Sublandlord shall be free to sublease such space to any third party pursuant to any terms and conditions, and Subtenant's rights to such space shall be forever terminated.

        17.    Use of Roof.

          17.1 Subtenant desires to install an antenna or satellite dish on the roof of the Building, and acknowledges that the use of the roof by Subtenant is subject to Landlord's prior consent and to the terms of this Section 17. During the Term hereof, and subject to the consent of Landlord, Subtenant shall have the nonexclusive right to install on the roof of the Building one (1) antenna or satellite dish, in a location approved by Landlord and Sublandlord, and with a height and weight approved by Landlord and Sublandlord. The antenna or satellite dish shall be enclosed by a screen, and the antenna or dish, screen and any connecting lines or cables thereto from the Premises (which shall all be subject to Landlord's and Sublandlord's consent) shall be referred to herein collectively as the "Equipment." Subtenant shall not penetrate the roof in connection with any installation or reinstallation of the Equipment without Landlord's and Sublandlord's prior written consent. The plans and specifications for all the Equipment shall be delivered by Subtenant to Sublandlord for its review and approval, and such plans shall include, without limitation, the proposed location of the Equipment. Sublandlord shall also have the right to approve all contractors and subcontractors which shall perform such work. Subtenant shall be responsible for any damage to the roof, conduit systems or other portions of the Building or Building systems as a result of Subtenant's installation, maintenance and/or removal of the Equipment. Subtenant shall not do anything to the roof that adversely affects in any way the roof or the roof warranty. Subtenant, at its sole cost and expense, shall comply with all laws and regulations regarding the installation, construction, operation, maintenance and removal of the Equipment and shall be solely responsible for obtaining and maintaining in force all permits, licenses and approvals necessary for such operations. Subtenant shall be responsible for and promptly shall pay all taxes, assessments, charges, fees and other governmental impositions levied or assessed on the Equipment or based on the operation thereof. Subtenant shall maintain the Equipment in good condition and repair, at Subtenant's sole cost and expense. Subtenant's rights hereunder are personal to Cutter & Buck, Inc.

          17.2 Sublandlord may require Subtenant, at Subtenant's sole cost and expense, to relocate the Equipment during the Term to a location approved by Subtenant, which approval shall not be unreasonably withheld, conditioned or delayed. Subtenant shall not change the location of, or alter or install additional Equipment or paint any of the other Equipment without Sublandlord's prior written consent.

          17.3 Operation of the Equipment shall not interfere in any manner with equipment systems or utility systems of other tenants of the Project, including without limitation, telephones, dictation equipment, lighting, heat and air conditioning, computers, electrical systems and elevators. If operation of the Equipment causes such interference, as determined by Landlord or Sublandlord, Subtenant immediately shall suspend operation of the Equipment until Subtenant eliminates such interference.

          17.4 Subtenant shall provide evidence satisfactory to Sublandlord that Subtenant's property and liability insurance policies required under this Sublease include coverage for the Equipment and any claim, loss, damage, or liability relating to the Equipment.

          17.5 Sublandlord shall have no responsibility or liability whatsoever relating to (i) maintenance or repair of the Equipment, (ii) damage to the Equipment; (iii) damage to persons or property relating to the Equipment or the operation thereof; or (iv) interference with use of the Equipment arising out of utility interruption or any other cause. Subtenant shall use the Equipment solely for Subtenant's operations associated with the Subleased Premises.

          17.6 Subtenant shall, at Subtenant's sole cost and expense, remove such portions of the Equipment as Sublandlord may designate upon the expiration or earlier termination of this Sublease, and restore the affected areas to their condition prior to installation of the Equipment.

        18.    Notices:    Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States Certified or registered mail, return receipt requested, addressed (i) if to Sublandlord, at the following addresses:

Adobe Systems Incorporated 345 Park Avenue San Jose, CA 95110 Attn: Director of Corporate Real Estate

with a copy to:	Adobe Systems Incorporated 345 Park Avenue San Jose, CA 95110 Attn: General Counsel

and to:

Adobe Systems Incorporated 801 North 34th Street Seattle, WA 98103 Attention: Seattle Facilities Manager

and (ii) if the Subtenant, at the Subleased Premises and the following addresses:

Cutter & Buck Inc. 2701 First Avenue, Suite 500 Seattle, WA 98121 Attn: Jon Runkel

with a copy to:	Lane Powell Spears Lubersky 1420 Fifth Avenue, Suite 4100 Seattle, WA 98101 Attn: Michael E. Morgan

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, or if mailed by United States certified or registered mail, upon receipt, as indicated on the return receipt.

        19.    Brokers.    Subtenant represents that it has dealt directly with and only with Insignia Kidder Mathews, Inc. ("Subtenant's Broker"), as a broker in connection with this Sublease. Sublandlord represents that it has dealt directly with and only with Flinn Ferguson ("Sublandlord's Broker"), as a broker in connection with this Sublease. Sublandlord shall indemnify and hold Subtenant harmless from all claims of any brokers other than Subtenant's Broker and Sublandlord's Broker claiming to have represented Sublandlord in connection with this Sublease. Subtenant shall indemnify and hold Sublandlord harmless from all claims of any brokers other than Subtenant's Broker and Sublandlord's Broker claiming to have represented Subtenant in connection with this Sublease. Sublandlord shall be responsible for the payment of a brokerage commission to Sublandlord's Broker in connection with this Sublease pursuant to a separate agreement, and Sublandlord's Broker shall be responsible for the payment of a brokerage commission to Subtenant's Broker in the amount of $5.00 per rentable square foot of the Subleased Premises.

        20.    Transfer by Sublandlord.    In the event of the assignment by Sublandlord of all of its interest as a tenant under the Master Lease, Sublandlord shall be and is hereby entirely free and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Sublease arising out of any act, occurrence, or omission occurring after the consummation of such assignment, provided that the assignee at such assignment shall have assumed and agreed to carry out any and all of the covenants and obligations of the Sublandlord under this Sublease. Sublandlord agrees to transfer to any assignee of its interest as tenant under the Master Lease the unapplied balance of the Security Deposit held by Sublandlord.

        21.    Complete Agreement.    There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

        22.    Interpretation.    Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of Washington. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

        23.    Counterparts.    This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

        IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.

SUBLANDLORD:

ADOBE SYSTEMS INCORPORATED

By:
Print Name:
Title:

SUBTENANT:

CUTTER & BUCK, INC.

By:
Print Name:
Title:

EXHIBIT A

Original Subleased Premises

EXHIBIT B

Additional Premises

EXHIBIT B

Approximate Overview Of The Second Floor

2

EXHIBIT C

Expansion Space

EXHIBIT C

Approximate Overview Of The Second Floor

2

EXHIBIT D

Form of Consent to Sublease

CONSENT TO SUBLEASE

RE:	Quadrant Lake Union Center
Landlord: BEDFORD PROPERTY INVESTORS, INC.
Tenant: Adobe Systems Incorporated
Premises: Plaza Building and the Adobe Building (Buildings 1 & 2)
Sublet Premises: Floor 4 and a portion of Floor 2 of Building 2
Date of Master Lease: October 31, 1996
Proposed Subtenant: Cutter & Buck, Inc.

Dear Tenant:

        Pursuant to the terms of your lease ("Master Lease") covering the above-captioned Premises, as said Master Lease may have been amended to the date hereof, you have requested the Landlord's consent to a sublease (the "Sublease") to the above-captioned Master Lease, a true, correct and complete copy of which Tenant and Subtenant warrant is attached hereto as Exhibit A.

        Landlord hereby grants its consent to the Sublease upon the following terms and conditions:

        1.    The Sublease is subject and subordinate to the Master Lease and to all of its terms, covenants, provisions and agreements, and to all of the terms and provisions of this Consent to Sublease ("Consent"). Subtenant shall not do or permit anything to be done in or around the Sublet Premises that would violate any provisions of the Master Lease or this Consent. Subtenant and Tenant agree that this Consent is given solely for the purpose of allowing Tenant to sublease the Sublet Premises and to specify the terms and conditions under which Tenant may do so.

        2.    The Subtenant shall perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of the Master Lease, for the period covered by the Sublease and to the extent of the Sublet Premises, except payment of Rent shall be paid as provided in the Sublease and, subject to Section 4 below, shall be paid directly to Tenant. In the event that Subtenant shall fail to abide by the terms of the Master Lease, it shall be deemed a default by Tenant and Subtenant under the Master Lease entitling Landlord to exercise all of its rights and remedies under the Master Lease as against Tenant and Subtenant.

        3.    Neither the Sublease nor this Consent shall:

          a.    release or discharge Tenant from any liability, whether past, present or future, under the Master Lease; or

          b.    operate to obligate Landlord to any of the terms, covenants or conditions of the Sublease as between Tenant and Subtenant and Landlord shall not be bound thereby; or

          c.    be construed as a consent to or approval or ratification of any particular provision of the Sublease, it being agreed that Landlord has not and will not review or pass upon any of the provisions of the Sublease and that Landlord shall not be bound or estopped by any provision contained in the Sublease;

          d.    operate to extend the term of the Master Lease beyond its present expiration date, notwithstanding the fact that the Sublease may purport to be for a longer term; or

          e.    be construed to modify, waive or affect any of the terms, conditions, provisions or agreements of the Master Lease, or to waive any breach thereof, or any of Landlord's rights thereunder, or to enlarge or increase Landlord's obligations thereunder, or to diminish or decrease Tenant's obligations thereunder; or

          f.      allow Subtenant to utilize the Sublet Premises for any purpose other than the use allowed under the Master Lease; or

          g.    be construed as a consent by us to any further subletting either by Tenant or by the Subtenant or to any assignment by Tenant of the Master Lease or assignment by the Subtenant of the Sublease, whether or not the Sublease purports to permit the same and, without limiting the generality of the foregoing, both Tenant and the Subtenant agree that the Subtenant has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Sublet Premises or permit any portion of the Sublet Premises to be used or occupied by any other party.

        4.    In the event of Tenant's default under the provisions of the Master Lease, the rent and any other charges due from the Subtenant under the Sublease (the "Sublease Payments") shall be, at the option of Landlord, deemed assigned to Landlord and Landlord shall have the right, following such default, at any time at Landlord's option, to give written notice of such assignment to the Subtenant. Upon Subtenant's receipt of such notice Subtenant shall make all Sublease Payments due thereafter directly to Landlord, without liability to Tenant for making such payments to Landlord rather than to the Tenant. Landlord shall credit Tenant with any Sublease Payments received by Landlord under such assignment but the acceptance of any Sublease Payments from the Subtenant as the result of any such default shall in no manner whatsoever be deemed an attornment by the Subtenant to Landlord in the absence of a specific written agreement signed by Landlord and Subtenant to such an effect, or serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreements of the Master Lease or this Consent. In the event that Landlord does not elect to have Subtenant attorn to it as specified above, Landlord shall have all rights and remedies as provided under the Master Lease as against Subtenant in the event of any default under the Master Lease, including without limitation the right to regain possession of the Sublet Premises.

        5.    Both Tenant and Subtenant shall be liable for the payment of all bills rendered by Landlord for charges incurred by the Subtenant for special services and materials supplied to the Subtenant. In the event of any default by Tenant or Subtenant in the full performance and observance of their respective obligations under this Consent, such default may, at Landlord's option, be deemed a default under the terms of the Master Lease, entitling Landlord to exercise all rights and remedies contained in the Master Lease with respect to such default, as well as any other rights or remedies available to Landlord under this Consent, at law or in equity, by statute or otherwise, with respect to such default.

        6.    The term of the Sublease shall expire and come to an end on its expiration date or any premature termination date thereof, but in any event no later than concurrently with the expiration date of the Master Lease or any premature termination of the Master Lease (whether by consent or other right, now or hereafter agreed to by Landlord and Tenant, or by operation of law at Landlord's option in the event of a default by Tenant). In the event of an early termination of the Lease, at Landlord's election in its sole and subjective discretion, the Sublease shall not terminates and shall extend beyond the date of termination of the Lease. In such event, Subtenant shall sign an attornment agreement in a form and content acceptable to Landlord pursuant to which Subtenant confirms that it is thereafter in privity of contract with Landlord and all obligations owed to Tenant under the Sublease shall become obligations owed to Landlord for the balance of the Term of the Sublease.

        7.    Tenant hereby warrants that all of the terms and provisions of the Master Lease are in full force and effect and that there are no defaults (or matters that with the passage of time or the giving of notice, or both, would constitute a default) by Landlord or Tenant under the Master Lease. In the event of a conflict between the provisions of the (i) Master Lease and the Sublease, the provisions of the Master Lease shall prevail, and (ii) this Consent and the Master Lease or Sublease, the provisions of this Consent shall prevail.

        8.    This Consent is not assignable, nor shall this Consent be a consent to any amendment or modification of the Sublease, without Landlord's prior written consent.

2

        9.    Tenant and Subtenant covenant and agree that, under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease and Tenant and Subtenant both agree to indemnify, defend and hold Landlord harmless from and against same and against any cost or expense (including, but not limited to, attorneys' fees) incurred by Landlord in resisting any claim for any such brokerage commission.

        10.  Tenant and Subtenant understand and acknowledge that Landlord's consent hereto is not a consent to any improvement or alteration or work to be or being performed in the Premises, that Landlord's consent must be separately sought if and to the extent provided in the Master Lease.

        11.  Tenant agrees to abide by the terms of the Master Lease as the same contemplates a sharing with Landlord of "bonus" or "key" rent received by Tenant in excess of the minimum rent due Landlord under the Master Lease.

        12.  Tenant and Subtenant agree that the terms and provisions of the Sublease shall not, without the prior written consent of Landlord, be amended or modified.

        13.  This Consent constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and shall not be operative or binding unless and until executed by all parties hereto. This Consent may not be modified, altered, amended or changed except by an agreement in writing signed by all parties hereto. This Consent for all purposes shall be construed in accordance with the laws of the state in which the Premises are located. The terms and provisions of this Consent shall be binding upon and inure to the benefit of the parties hereto and to the successors and assigns of Landlord and, to the extent approved in writing by Landlord, the successors and assigns of Tenant and Subtenant.

        The execution of a copy of this Consent by Tenant and the Subtenant shall indicate the joint and several confirmation by Tenant and Subtenant of the foregoing conditions and of Tenant's and Subtenant's agreement to be bound thereby and shall constitute Subtenant's acknowledgment it has received a copy of the Master Lease from Tenant.

Very truly yours,

BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation

By:

Its:

Date:	, 2001

CONFIRMED AND AGREED:

"Tenant"		"Subtenant"

By:		By:

Name:		Name:

Title:		Title:

Date:	, 2001	Date:	, 2001

3

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  Exhibit 10.22
SUBLEASE
EXHIBIT A Original Subleased Premises
EXHIBIT B Additional Premises
EXHIBIT B Approximate Overview Of The Second Floor
EXHIBIT C Expansion Space
EXHIBIT C Approximate Overview Of The Second Floor
EXHIBIT D Form of Consent to Sublease